UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 12, 2015

Stockbridge/SBE Investment Company, LLC

(Exact name of registrant as specified in its charter)

Delaware	000-55258	45-5141749
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2535 Las Vegas Boulevard South

Las Vegas, Nevada 89109

(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 761-7703

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2015, Sam Bakhshandehpour was appointed by the Executive Committee of Stockbridge/SBE Voteco Company, LLC (“Voteco”) to the board of directors (the “Board”) of Stockbridge/SBE Investment Company, LLC (the “Company”), replacing Sam Nazarian, who was removed from the Board on the same date. Mr. Nazarian’s removal from the Board was pursuant to the mutual agreement between Mr. Nazarian and the Executive Committee of Voteco. Pursuant to the terms of the Amended and Restated Limited Liability Company Agreement (“Voteco LLC Agreement”) of Voteco, which is the sole Class A Member of the Company, the Executive Committee of Voteco has the exclusive power and authority to take action for and on behalf of Voteco. Pursuant to the Limited Liability Company Agreement of the Company, as amended, the Executive Committee of Voteco shall designate one member of the Board of the Company. Mr. Bakhshandehpour has the right to vote on all matters that come before the Board, as more specifically set forth in the Limited Liability Company Agreement of the Company.

Mr. Bakhshandehpour does not have any family relationships with any of the executive officers of the Company. There are no transactions that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stockbridge/SBE Investment Company, LLC

Dated: January 15, 2015	/s/ Gabriel Frumusanu

	Name:	Gabriel Frumusanu

	Title:	Vice President of Finance
(Principal Financial Officer)